Exhibit 99.1
Ellington Financial Inc. Reports Third Quarter 2023 Results
OLD GREENWICH, Connecticut—November 7, 2023
Ellington Financial Inc. (NYSE: EFC) ("we," "us," or "our") today reported financial results for the quarter ended September 30, 2023.
Highlights
•Net income attributable to common stockholders of $6.6 million, or $0.10 per common share.1
◦$14.2 million, or $0.21 per common share, from the investment portfolio.
▪$24.8 million, or $0.37 per common share, from the credit strategy.
▪$(10.5) million, or $(0.16) per common share, from the Agency strategy.
◦$4.1 million, or $0.06 per common share, from Longbridge.
•Adjusted Distributable Earnings2 of $22.5 million, or $0.33 per common share.
•Book value per common share as of September 30, 2023 of $14.33, including the effects of dividends of $0.45 per common share for the quarter.
•Dividend yield of 14.2% based on the November 6, 2023 closing stock price of $12.70 per share, and monthly dividend of $0.15 per common share declared on October 6, 2023.
•Recourse debt-to-equity ratio3 of 2.3:1 as of September 30, 2023, adjusted for unsettled purchases and sales. Including all non-recourse borrowings, which primarily consist of securitization-related liabilities, debt-to-equity ratio of 9.4:14.
•Cash and cash equivalents of $174.7 million as of September 30, 2023, in addition to other unencumbered assets of $394.6 million.
•Subsequent to quarter-end, we announced the mutual termination of our previously announced merger with Great Ajax Corp. We expect to close our pending merger with Arlington Asset Investment Corp. during the fourth quarter.
Third Quarter 2023 Results
“In the third quarter, Ellington Financial generated net income of $0.10 per share and Adjusted Distributable Earnings of $0.33 per share,” said Laurence Penn, Chief Executive Officer and President. “Our positive results, in an extremely volatile market, were driven by steady performance from our residential transition loan, non-QM, commercial mortgage bridge, and credit risk transfer portfolios, along with significant gains on our interest rate hedges, which exceeded net losses elsewhere in the portfolio.
“During the quarter, we took advantage of continued wide yield spreads by increasing our residential loan investments—most notably non-QM, residential transition, and proprietary reverse mortgage loans—as well as Agency RMBS, while continuing to ratchet down our commercial mortgage bridge loan portfolio. While our overall leverage ticked up incrementally, we still finished the quarter with additional borrowing capacity and ample liquidity.
“We have always endeavored to hedge EFC’s interest rate exposure. This positioning was critical in the third quarter, and with rates rising sharply, the profits on our hedges were substantial. If we are indeed in a ‘higher-for-longer’ interest rate environment, I believe that we are well positioned with our hedging expertise and short duration, high-yielding loan portfolios.
"As we look ahead, we continue to progress toward completing the Arlington Asset Investment Corp. merger, which we expect to close by year end. As a reminder, we have highlighted several strategic benefits to this transaction. First, we will be adding a sizable portfolio of low-coupon Agency mortgage servicing rights, which should perform well in a higher interest rate environment and further diversify Ellington Financial’s earnings stream. Second, we will be able to tap into Arlington's substantial dry powder to deploy in a market rich with opportunities, both by financing Arlington’s currently unlevered Agency MSR portfolio, and by monetizing Arlington’s liquid assets and rotating that capital into higher-yielding investments. Third, we will significantly increase our capital base in a highly efficient manner, not only with common equity, but also with low-cost preferred equity and unsecured debt.
1 Includes $(11.7) million of preferred dividends accrued and certain corporate/other income and expense items not attributed to either the investment portfolio or Longbridge segments.
2 Adjusted Distributable Earnings is a non-GAAP financial measure. See "Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings" below for an explanation regarding the calculation of Adjusted Distributable Earnings.
3 Excludes U.S. Treasury securities and repo borrowings at certain unconsolidated entities that are recourse to us. Including such borrowings, our debt-to-equity ratio based on total recourse borrowings was 2.4:1 as of September 30, 2023.
4 Excludes U.S. Treasury securities.

“In addition, we expect that ongoing dislocations in the banking sector will continue to generate compelling opportunities for us, both to capitalize on distressed asset sales and to add market share at our originator affiliates. We have always focused on sectors where banks are less active and where there is less competition, and we have built up deep and experienced teams and strong track records in these businesses across market cycles.”
Financial Results
Investment Portfolio Summary
Our investment portfolio generated net income attributable to common stockholders of $14.2 million, consisting of $24.8 million from the credit strategy and $(10.5) million from the Agency strategy.
Credit Performance
Our total long credit portfolio, excluding non-retained tranches of consolidated non-QM securitization trusts, increased slightly to $2.48 billion as of September 30, 2023, from $2.45 billion as of June 30, 2023. Our non-QM and residential transition loan portfolios increased sequentially, as net purchases exceeded principal paydowns, and we also net purchased non-Agency RMBS during the quarter. Conversely, our commercial mortgage bridge loan portfolio continued to shrink, as loan paydowns in that portfolio again significantly exceeded new originations during the quarter.
Higher net interest income5 and significant net gains on our interest rate hedges drove the positive results in the credit strategy. A portion of this income was offset by net realized and unrealized losses on our consumer loans, non-QM loans, commercial mortgage bridge loans, and CMBS. Our residential and commercial mortgage loan portfolios continue to experience low levels of credit losses and strong overall credit performance, although we have seen an uptick in delinquencies in these portfolios recently and are monitoring developments closely.
During the quarter, borrowing costs on our credit investments increased, driven by higher short-term interest rates. At the same time, our asset yields also increased, and we continued to benefit from positive carry on our interest rate swap hedges, where we overall receive a higher floating rate and pay a lower fixed rate. As a result, the net interest margin6 on our credit portfolio increased slightly quarter over quarter to 2.95% from 2.91%.
Agency Performance
Our total long Agency RMBS portfolio increased by 5% quarter over quarter to $964.3 million, as opportunistic purchases exceeded sales, principal repayments, and net losses.
In the third quarter, Agency RMBS faced the significant headwinds of elevated market volatility and rising long-term interest rates. Yield spreads widened and Agency RMBS significantly underperformed U.S. Treasury securities and interest rate swaps for the quarter, with the most pronounced underperformance coming on lower coupon RMBS. Meanwhile, our delta-hedging costs, which are tied to interest rate volatility, remained high. Overall, net losses on our Agency RMBS and negative net interest income exceeded net gains on our interest rate hedges, resulting in a net loss in our Agency RMBS strategy for the quarter.
Average pay-ups on our specified pools decreased slightly to 0.75% as of September 30, 2023, as compared to 0.78% as of June 30, 2023.
In the Agency strategy, the increase in our cost of funds exceeded the increase in our asset yields; as a result, the net interest margin5 on our Agency RMBS, excluding the Catch-up Amortization Adjustment, decreased to 1.05% from 1.31%.
Longbridge Summary
Our Longbridge portfolio generated net income attributable to common stockholders of $4.1 million for the third quarter, driven primarily by net gains on interest rate hedges, partially offset by net losses on our HMBS MSR Equivalent7 and MSRs (collectively, our "MSR-related Net Assets"), net losses on proprietary loans, and a net loss in originations. In originations, the combination of higher interest rates and wider yield spreads negatively impacted gain-on-sale margins on both HECM and proprietary loans, which more than offset a modest uptick in overall origination volumes.
Net losses on our MSR-related Net Assets consisted primarily of an aggregate mark-to-market loss of $8.2 million, as a significant mark-to-market loss on our existing MSR-related Net Assets was partially offset by a significant mark-to-market gain on the MSR portfolio we acquired out of a bankruptcy proceeding on July 1st. The mark-to-market loss on our existing MSR-related Net Assets resulted from our adoption of more conservative valuation assumptions in light of current market
5 Excludes any interest income and interest expense items from interest rate hedges, net credit hedges and other activities, net.
6 Net interest margin represents the weighted average asset yield less the weighted average secured financing cost of funds. It also includes the effect of actual and accrued periodic payments on interest rate swaps used to hedge the assets.
7 HMBS assets are consolidated for GAAP reporting purposes, and HMBS-related obligations are accounted for on the balance sheet as secured borrowings. The fair value of HMBS assets less the fair value of the HMBS-related obligations approximate fair value of the HMBS MSR Equivalent.

conditions. These revised assumptions included both higher NPV discount rates (reflecting higher market interest rates and reduced liquidity in the reverse mortgage sector) and reduced projected cash flows (reflecting upward adjustments to assumed sub-servicing expenses and downward adjustments to projected income from tail securitizations). The mark-to-market gain on the MSR portfolio we acquired out of bankruptcy resulted from our application of our revised, more conservative valuation assumptions to that portfolio, which we were able to purchase out of bankruptcy at a distressed price.
Our Longbridge portfolio increased by 14% sequentially to $488.2 million as of September 30, 2023, driven primarily by proprietary reverse mortgage loan originations and the July MSR portfolio acquisition. These increases were partially offset by the above-referenced mark-to-market loss on our existing MSR-related Net Assets.
Corporate/Other Summary
Our results for the quarter reflect a significant gain, driven by higher interest rates, on the fixed payer interest rate swaps that we held in connection with the then-pending merger with Great Ajax Corp.; partially offset by a net loss, also driven by higher interest rates, on the fixed receiver interest rate swaps that we use to hedge the fixed payments on both our unsecured long-term debt, or "Senior Notes," and our preferred equity. Our results for the quarter also reflect expenses related to our pending merger with Arlington Asset Investment Corp. and our then-pending merger with Great Ajax Corp.
On October 20, 2023, we announced the mutual termination of our previously announced merger with Great Ajax Corp. Including activity both in the third quarter and through October, the net gains on the hedges we held in connection with this transaction covered all of our costs associated with this transaction, including mark-to-market losses on our termination-related investment in the common shares of Great Ajax Corp. When the merger was mutually terminated, we neutralized the associated hedges.
We expect to close our pending merger with Arlington Asset Investment Corp. prior to year end.
Credit Portfolio(1)
The following table summarizes our credit portfolio holdings as of September 30, 2023 and June 30, 2023:

	September 30, 2023		June 30, 2023
($ in thousands)	Fair Value	%	Fair Value	%
Dollar denominated:
CLOs(2)	$29,294	0.8%	$24,722	0.6%
CMBS	20,587	0.5%	20,752	0.5%
Commercial mortgage loans and REO(3)(4)	365,329	9.4%	419,915	10.7%
Consumer loans and ABS backed by consumer loans(2)	90,474	2.3%	93,116	2.4%
Other ABS	1,285	—%	—	—%
Corporate debt and equity and corporate loans	21,836	0.6%	21,907	0.6%
Debt and equity investments in loan origination entities(5)	37,947	1.0%	38,815	1.0%
Non-Agency RMBS	259,543	6.7%	224,075	5.7%
Non-QM loans and retained non-QM RMBS(6)	2,060,036	53.0%	2,077,870	53.2%
Residential transition loans and other residential mortgage loans and REO(3)	975,667	25.1%	963,772	24.7%
Non-Dollar denominated:
CLOs(2)	1,578	0.1%	1,738	0.1%
Corporate debt and equity	177	—%	238	—%
RMBS(7)	19,608	0.5%	20,979	0.5%
Total long credit portfolio	$3,883,361	100.0%	$3,907,899	100.0%
Less: Non-retained tranches of consolidated securitization trusts	1,398,748		1,458,673
Total long credit portfolio excluding non-retained tranches of consolidated securitization trusts	$2,484,613		$2,449,226
(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.
(2)Includes equity investments in securitization-related vehicles.
(3)In accordance with U.S. GAAP, REO is not considered a financial instrument and as a result is included at the lower of cost or fair value.
(4)Includes equity investments in unconsolidated entities holding small balance commercial mortgage loans and REO.
(5)Includes corporate loans to certain loan origination entities in which we hold an equity investment.
(6)Retained non-QM RMBS represents RMBS issued by non-consolidated Ellington-sponsored non-QM loan securitization trusts, and interests in entities holding such RMBS.
(7)Includes an equity investment in an unconsolidated entity holding European RMBS.

Agency RMBS Portfolio(1)
The following table summarizes our Agency RMBS portfolio holdings as of September 30, 2023 and June 30, 2023:

	September 30, 2023		June 30, 2023
($ in thousands)	Fair Value	%	Fair Value	%
Long Agency RMBS:
Fixed rate	$914,262	94.8%	$872,726	95.0%
Floating rate	5,154	0.5%	5,329	0.6%
Reverse mortgages	33,529	3.5%	26,928	2.9%
IOs	11,341	1.2%	13,511	1.5%
Total long Agency RMBS	$964,286	100.0%	$918,494	100.0%
(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.
Longbridge Portfolio(1)
Longbridge originates reverse mortgage loans, including home equity conversion mortgage loans, or "HECMs," which are insured by the FHA and which are eligible for inclusion in GNMA-guaranteed HECM-backed MBS, or "HMBS." Upon securitization, the HECMs remain on our balance sheet under GAAP, and Longbridge retains the mortgage servicing rights associated with the HMBS, or "HMBS MSR Equivalent." Longbridge also originates "proprietary reverse mortgage loans," which are not insured by the FHA, and Longbridge has typically retained the associated MSRs. The following table summarizes Longbridge's loan-related assets as of September 30, 2023 and June 30, 2023:

	September 30, 2023	June 30, 2023
	(In thousands)
HMBS assets(2)	$8,256,881	$8,158,304
Less: HMBS liabilities	(8,181,922)	(8,055,288)
HMBS MSR Equivalent	74,959	103,016
Unsecuritized HECM loans(3)	135,061	132,845
Proprietary reverse mortgage loans	247,021	185,052
MSRs	29,653	7,473
Unsecuritized REO	1,484	1,417
Total	$488,178	$429,803
(1)This information does not include financial derivatives or loan commitments.
(2)Includes HECM loans, related REO, and claims or other receivables.
(3)As of September 30, 2023, includes $7.3 million of assignable HECM buyout loans, $12.1 million of non-assignable HECM buyout loans, and $4.7 million of other inactive HECM loans. As of June 30, 2023, includes $9.9 million of assignable HECM buyout loans, $14.1 million of non-assignable HECM buyout loans, and $4.6 million of other inactive HECM loans.
The following table summarizes Longbridge's origination volumes by channel for the three-month periods ended September 30, 2023 and June 30, 2023:

($ In thousands)	September 30, 2023			June 30, 2023
Channel	Units	New Loan Origination Volume(1)	% of New Loan Origination Volume	Units	New Loan Origination Volume(1)	% of New Loan Origination Volume
Retail	384	$55,576	18%	397	$62,037	21%
Wholesale and correspondent	1,367	251,215	82%	1,338	235,375	79%
Total	1,751	$306,791	100%	1,735	$297,412	100%
(1)Represents initial borrowed amounts on reverse mortgage loans.
Financing
Our recourse debt-to-equity ratio2, excluding U.S. Treasury securities and adjusted for unsettled purchases and sales, increased slightly to 2.3:1 at September 30, 2023 from 2.1:1 at June 30, 2023. Our overall debt-to-equity ratio, excluding U.S. Treasury securities and adjusted for unsettled purchases and sales, also increased during the quarter, to 9.4:1 as of September 30, 2023, as compared to 9.2:1 as of June 30, 2023.

The following table summarizes our outstanding borrowings and debt-to-equity ratios as of September 30, 2023 and June 30, 2023:

	September 30, 2023		June 30, 2023
	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)
	(In thousands)		(In thousands)
Recourse borrowings(3)(4)	$3,084,174	2.3:1	$3,010,764	2.2:1
Non-recourse borrowings(4)	9,586,489	7.2:1	9,527,656	7.1:1
Total Borrowings	$12,670,663	9.5:1	$12,538,420	9.3:1
Total Equity	$1,337,417		$1,344,657
Recourse borrowings excluding U.S. Treasury securities, adjusted for unsettled purchases and sales		2.3:1		2.1:1
Total borrowings excluding U.S. Treasury securities, adjusted for unsettled purchases and sales		9.4:1		9.2:1
(1)Includes borrowings under repurchase agreements, other secured borrowings, other secured borrowings, at fair value, and senior unsecured notes, at par.
(2)Overall debt-to-equity ratio is computed by dividing outstanding borrowings by total equity. The debt-to-equity ratio does not account for liabilities other than debt financings.
(3)Excludes repo borrowings at certain unconsolidated entities that are recourse to us. Including such borrowings, our debt-to-equity ratio based on total recourse borrowings is 2.4:1 and 2.3:1 as of September 30, 2023 and June 30, 2023, respectively.
(4)All of our non-recourse borrowings are secured by collateral. In the event of default under a non-recourse borrowing, the lender has a claim against the collateral but not any of the other assets held by us or our consolidated subsidiaries. In the event of default under a recourse borrowing, the lender's claim is not limited to the collateral (if any).
The following table summarizes our operating results by strategy for the three-month period ended September 30, 2023:

	Investment Portfolio			Longbridge	Corporate/Other	Total	Per Share
(In thousands except per share amounts)	Credit	Agency	Investment Portfolio Subtotal
Interest income and other income (1)	$77,809	$10,490	$88,299	$9,593	$1,581	$99,473	$1.45
Interest expense	(43,791)	(11,619)	(55,410)	(7,540)	(3,117)	(66,067)	(0.96)
Realized gain (loss), net	(10,226)	(6,007)	(16,233)	—	—	(16,233)	(0.24)
Unrealized gain (loss), net	(9,205)	(33,034)	(42,239)	19,201	(4,410)	(27,448)	(0.40)
Net change from reverse mortgage loans and HMBS obligations	—	—	—	(15,800)	—	(15,800)	(0.23)
Earnings in unconsolidated entities	(978)	—	(978)	—	—	(978)	(0.01)
Interest rate hedges and other activity, net(2)	16,516	29,639	46,155	23,948	11,082	81,185	1.18
Credit hedges and other activities, net(3)	(1,141)	—	(1,141)	—	(235)	(1,376)	(0.02)
Income tax (expense) benefit	—	—	—	—	(224)	(224)	—
Investment related expenses	(2,330)	—	(2,330)	(7,273)	—	(9,603)	(0.14)
Other expenses	(1,441)	—	(1,441)	(18,046)	(10,362)	(29,849)	(0.44)
Net income (loss)	25,213	(10,531)	14,682	4,083	(5,685)	13,080	0.19
Dividends on preferred stock	—	—	—	—	(5,980)	(5,980)	(0.09)
Net (income) loss attributable to non-participating non-controlling interests	(438)	—	(438)	12	(3)	(429)	(0.01)
Net income (loss) attributable to common stockholders and participating non-controlling interests	24,775	(10,531)	14,244	4,095	(11,668)	6,671	0.10
Net (income) loss attributable to participating non-controlling interests	—	—	—	—	(80)	(80)
Net income (loss) attributable to common stockholders	$24,775	$(10,531)	$14,244	$4,095	$(11,748)	$6,591	$0.10
Net income (loss) attributable to common stockholders per share of common stock	$0.37	$(0.16)	$0.21	$0.06	$(0.17)	$0.10
Weighted average shares of common stock and convertible units(4) outstanding						68,605
Weighted average shares of common stock outstanding						67,790
(1)Other income primarily consists of rental income on real estate owned, loan origination fees, and servicing income.
(2)Includes U.S. Treasury securities, if applicable.
(3)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(4)Convertible units include Operating Partnership units attributable to participating non-controlling interests.

The following table summarizes our operating results by strategy for the three-month period ended June 30, 2023:

	Investment Portfolio			Longbridge	Corporate/Other	Total	Per Share
(In thousands except per share amounts)	Credit	Agency	Investment Portfolio Subtotal
Interest income and other income (1)	$73,544	$7,816	$81,360	$6,305	$1,195	$88,860	$1.31
Interest expense	(41,672)	(9,645)	(51,317)	(6,117)	(3,109)	(60,543)	(0.89)
Realized gain (loss), net	(4,271)	(14,794)	(19,065)	—	—	(19,065)	(0.28)
Unrealized gain (loss), net	(1,984)	1,403	(581)	5,611	—	5,030	0.07
Net change from reverse mortgage loans and HMBS obligations	—	—	—	7,544	—	7,544	0.11
Earnings in unconsolidated entities	(5,868)	—	(5,868)	—	—	(5,868)	(0.09)
Interest rate hedges and other activity, net(2)	14,787	18,877	33,664	14,949	(9,319)	39,294	0.58
Credit hedges and other activities, net(3)	(1,798)	—	(1,798)	—	—	(1,798)	(0.03)
Income tax (expense) benefit	—	—	—	—	(83)	(83)	—
Investment related expenses	(1,830)	—	(1,830)	(7,560)	—	(9,390)	(0.14)
Other expenses	(2,035)	—	(2,035)	(18,256)	(12,951)	(33,242)	(0.49)
Net income (loss)	28,873	3,657	32,530	2,476	(24,267)	10,739	0.16
Dividends on preferred stock	—	—	—	—	(5,980)	(5,980)	(0.09)
Net (income) loss attributable to non-participating non-controlling interests	(1,847)	—	(1,847)	25	(4)	(1,826)	(0.03)
Net income (loss) attributable to common stockholders and participating non-controlling interests	27,026	3,657	30,683	2,501	(30,251)	2,933	0.04
Net (income) loss attributable to participating non-controlling interests	—	—	—	—	(35)	(35)
Net income (loss) attributable to common stockholders	$27,026	$3,657	$30,683	$2,501	$(30,286)	$2,898	$0.04
Net income (loss) attributable to common stockholders per share of common stock	$0.40	$0.06	$0.46	$0.04	$(0.45)	$0.04
Weighted average shares of common stock and convertible units(4) outstanding						67,978
Weighted average shares of common stock outstanding						67,162
(1)Other income primarily consists of rental income on real estate owned, loan origination fees, and servicing income.
(2)Includes U.S. Treasury securities, if applicable.
(3)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(4)Convertible units include Operating Partnership units attributable to participating non-controlling interests.
About Ellington Financial
Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage loans, reverse mortgage loans, residential and commercial mortgage-backed securities, consumer loans and asset-backed securities backed by consumer loans, collateralized loan obligations, non-mortgage and mortgage-related derivatives, debt and equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.

Conference Call
We will host a conference call at 11:00 a.m. Eastern Time on Wednesday, November 8, 2023, to discuss our financial results for the quarter ended September 30, 2023. To participate in the event by telephone, please dial (800) 343-4849 at least 10 minutes prior to the start time and reference the conference ID EFCQ323. International callers should dial (203) 518-9848 and reference the same conference ID. The conference call will also be webcast live over the Internet and can be accessed via the "For Our Shareholders" section of our web site at www.ellingtonfinancial.com. To listen to the live webcast, please visit www.ellingtonfinancial.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, we also posted an investor presentation, that will accompany the conference call, on our website at www.ellingtonfinancial.com under "For Our Shareholders—Presentations."
A dial-in replay of the conference call will be available on Wednesday, November 8, 2023, at approximately 2:00 p.m. Eastern Time through Wednesday, November 15, 2023 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (888) 562-3381. International callers should dial (402) 220-1189. A replay of the conference call will also be archived on our web site at www.ellingtonfinancial.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek" or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in interest rates and the market value of our investments, market volatility, changes in mortgage default rates and prepayment rates, our ability to borrow to finance our assets, changes in government regulations affecting our business, our ability to complete our pending merger with Arlington Asset Investment Corp. in a timely manner or at all and our ability achieve the cost savings and efficiencies, operating efficiencies, synergies and other benefits, including the increased scale, and avoid potential business disruption from such pending merger, our ability to maintain our exclusion from registration under the Investment Company Act of 1940, our ability to maintain our qualification as a real estate investment trust, or "REIT," and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, slower growth or recession, and currency fluctuations. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K, which can be accessed through our website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three-Month Period Ended		Nine-Month Period Ended
	September 30, 2023	June 30, 2023(1)	September 30, 2023
(In thousands, except per share amounts)
NET INTEREST INCOME
Interest income	$96,216	$88,092	$271,482
Interest expense	(68,702)	(63,433)	(191,752)
Total net interest income	27,514	24,659	79,730
Other Income (Loss)
Realized gains (losses) on securities and loans, net	(17,362)	(17,388)	(71,518)
Realized gains (losses) on financial derivatives, net	26,283	29,780	30,617
Realized gains (losses) on real estate owned, net	(155)	(1,245)	(1,456)
Unrealized gains (losses) on securities and loans, net	(63,850)	(11,383)	24,024
Unrealized gains (losses) on financial derivatives, net	55,794	8,340	66,897
Unrealized gains (losses) on real estate owned, net	(1,712)	1,174	(533)
Unrealized gains (losses) on other secured borrowings, at fair value, net	18,660	12,152	1,133
Unrealized gains (losses) on senior notes, at fair value	(4,410)	—	2,100
Net change from reverse mortgage loans, at fair value	99,929	32,120	295,170
Net change related to HMBS obligations, at fair value	(115,729)	(24,576)	(271,840)
Other, net	28,772	5,689	37,965
Total other income (loss)	26,220	34,663	112,559
EXPENSES
Base management fee to affiliate, net of rebates	4,890	4,913	14,759
Investment related expenses:
Servicing expense	5,261	4,968	15,036
Other	4,342	4,422	12,633
Professional fees	3,847	6,351	13,753
Compensation and benefits	14,675	15,537	45,261
Other expenses	6,437	6,441	18,544
Total expenses	39,452	42,632	119,986
Net Income (Loss) before Income Tax Expense (Benefit) and Earnings from Investments in Unconsolidated Entities	14,282	16,690	72,303
Income tax expense (benefit)	224	83	328
Earnings (losses) from investments in unconsolidated entities	(978)	(5,868)	(3,403)
Net Income (Loss)	13,080	10,739	68,572
Net Income (Loss) Attributable to Non-Controlling Interests	509	1,861	3,090
Dividends on Preferred Stock	5,980	5,980	17,077
Net Income (Loss) Attributable to Common Stockholders	$6,591	$2,898	$48,405
Net Income (Loss) per Common Share:
Basic and Diluted	$0.10	$0.04	$0.72
Weighted average shares of common stock outstanding	67,790	67,162	67,212
Weighted average shares of common stock and convertible units outstanding	68,605	67,978	68,028
(1)Conformed to current period presentation.

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of
(In thousands, except share and per share amounts)	September 30, 2023	June 30, 2023	December 31, 2022(1)
ASSETS
Cash and cash equivalents	$174,664	$194,595	$217,053
Restricted cash	1,604	1,602	4,816
Securities, at fair value	1,502,049	1,500,863	1,459,465
Loans, at fair value	11,920,872	11,822,695	11,626,008
Loan commitments, at fair value	3,752	3,800	3,060
Mortgage servicing rights, at fair value	29,653	7,473	8,108
Investments in unconsolidated entities, at fair value	113,474	118,420	127,046
Real estate owned	23,570	21,076	28,403
Financial derivatives–assets, at fair value	198,023	131,472	132,518
Reverse repurchase agreements	175,197	183,676	226,444
Due from brokers	38,870	33,118	36,761
Investment related receivables	167,447	183,222	139,413
Other assets	95,866	100,853	76,791
Total Assets	$14,445,041	$14,302,865	$14,085,886
LIABILITIES
Securities sold short, at fair value	$163,832	$161,718	$209,203
Repurchase agreements	2,573,043	2,557,864	2,609,685
Financial derivatives–liabilities, at fair value	38,520	30,502	54,198
Due to brokers	80,180	46,421	34,507
Investment related payables	36,641	61,202	49,323
Other secured borrowings	301,131	242,900	276,058
Other secured borrowings, at fair value	1,404,567	1,472,368	1,539,881
HMBS-related obligations, at fair value	8,181,922	8,055,288	7,787,155
Senior notes, at fair value	189,735	185,325	191,835
Base management fee payable to affiliate	4,890	4,913	4,641
Dividend payable	14,343	14,183	12,243
Interest payable	20,078	19,010	22,452
Accrued expenses and other liabilities	98,742	106,514	73,819
Total Liabilities	13,107,624	12,958,208	12,865,000
EQUITY
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized; 13,420,421, 13,420,421 and 9,420,421 shares issued and outstanding, and $335,511, $335,511, and $235,511 aggregate liquidation preference, respectively	323,920	323,920	227,432
Common stock, par value $0.001 per share, 200,000,000, 200,000,000, and 100,000,000 shares authorized, respectively; 68,234,160, 67,161,740, and 63,812,215 shares issued and outstanding, respectively(2)	68	67	64
Additional paid-in-capital	1,323,124	1,308,158	1,259,352
Retained earnings (accumulated deficit)	(333,622)	(309,587)	(290,881)
Total Stockholders' Equity	1,313,490	1,322,558	1,195,967
Non-controlling interests	23,927	22,099	24,919
Total Equity	1,337,417	1,344,657	1,220,886
TOTAL LIABILITIES AND EQUITY	$14,445,041	$14,302,865	$14,085,886
SUPPLEMENTAL PER SHARE INFORMATION:
Book Value Per Common Share (3)	$14.33	$14.70	$15.05
(1)Derived from audited financial statements as of December 31, 2022.
(2)Common shares issued and outstanding at September 30, 2023 includes 1,066,221 shares of common stock issued under our ATM program.

(3)Based on total stockholders' equity less the aggregate liquidation preference of our preferred stock outstanding.
Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings
We calculate Adjusted Distributable Earnings as U.S. GAAP net income (loss) as adjusted for: (i) realized and unrealized gain (loss) on securities and loans, REO, mortgage servicing rights, financial derivatives (excluding periodic settlements on interest rate swaps), any borrowings carried at fair value, and foreign currency transactions; (ii) incentive fee to affiliate; (iii) Catch-up Amortization Adjustment (as defined below); (iv) non-cash equity compensation expense; (v) provision for income taxes; (vi) certain non-capitalized transaction costs; and (vii) other income or loss items that are of a non-recurring nature. For certain investments in unconsolidated entities, we include the relevant components of net operating income in Adjusted Distributable Earnings. The Catch-up Amortization Adjustment is a quarterly adjustment to premium amortization or discount accretion triggered by changes in actual and projected prepayments on our Agency RMBS (accompanied by a corresponding offsetting adjustment to realized and unrealized gains and losses). The adjustment is calculated as of the beginning of each quarter based on our then-current assumptions about cashflows and prepayments, and can vary significantly from quarter to quarter. Non-capitalized transaction costs include expenses, generally professional fees, incurred in connection with the acquisition of an investment or issuance of long-term debt. For the contribution to Adjusted Distributable Earnings from Longbridge, we adjust Longbridge's contribution to our net income in a similar manner, but we include in Adjusted Distributable Earnings certain realized and unrealized gains (losses) from Longbridge's origination business ("gain-on-sale income").
Adjusted Distributable Earnings is a supplemental non-GAAP financial measure. We believe that the presentation of Adjusted Distributable Earnings provides information useful to investors, because: (i) we believe that it is a useful indicator of both current and projected long-term financial performance, in that it excludes the impact of certain current-period earnings components that we believe are less useful in forecasting long-term performance and dividend-paying ability; (ii) we use it to evaluate the effective net yield provided by our investment portfolio, after the effects of financial leverage and by Longbridge, to reflect the earnings from its reverse mortgage origination and servicing operations; and (iii) we believe that presenting Adjusted Distributable Earnings assists investors in measuring and evaluating our operating performance, and comparing our operating performance to that of our residential mortgage REIT and mortgage originator peers. Please note, however, that: (I) our calculation of Adjusted Distributable Earnings may differ from the calculation of similarly titled non-GAAP financial measures by our peers, with the result that these non-GAAP financial measures might not be directly comparable; and (II) Adjusted Distributable Earnings excludes certain items that may impact the amount of cash that is actually available for distribution.
In addition, because Adjusted Distributable Earnings is an incomplete measure of our financial results and differs from net income (loss) computed in accordance with U.S. GAAP, it should be considered supplementary to, and not as a substitute for, net income (loss) computed in accordance with U.S. GAAP.
Furthermore, Adjusted Distributable Earnings is different from REIT taxable income. As a result, the determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income (subject to certain adjustments) to our stockholders, in order to maintain our qualification as a REIT, is not based on whether we distributed 90% of our Adjusted Distributable Earnings.
In setting our dividends, our Board of Directors considers our earnings, liquidity, financial condition, REIT distribution requirements, and financial covenants, along with other factors that the Board of Directors may deem relevant from time to time.

The following table reconciles, for the three-month periods ended September 30, 2023 and June 30, 2023, our Adjusted Distributable Earnings to the line on our Condensed Consolidated Statement of Operations entitled Net Income (Loss), which we believe is the most directly comparable U.S. GAAP measure:

	Three-Month Period Ended
	September 30, 2023				June 30, 2023
(In thousands, except per share amounts)	Investment Portfolio	Longbridge	Corporate/Other	Total	Investment Portfolio	Longbridge	Corporate/Other	Total
Net Income (Loss)	$14,682	$4,083	$(5,685)	$13,080	$32,530	$2,476	$(24,267)	$10,739
Income tax expense (benefit)	—	—	224	224	—	—	83	83
Net income (loss) before income tax expense (benefit)	14,682	4,083	(5,461)	13,304	32,530	2,476	(24,184)	10,822
Adjustments:
Realized (gains) losses, net(1)	4,409	—	840	5,249	(547)	—	(1,743)	(2,290)
Unrealized (gains) losses, net(2)	22,946	—	(8,230)	14,716	2,695	—	8,261	10,956
Unrealized (gains) losses on MSRs, net of hedging (gains) losses(3)	—	(7,974)	—	(7,974)	—	(1,888)	—	(1,888)
Negative (positive) component of interest income represented by Catch-up Amortization Adjustment	(349)	—	—	(349)	483	—	—	483
Non-capitalized transaction costs and other expense adjustments(4)	995	881	1,486	3,362	1,053	566	3,723	5,342
(Earnings) losses from investments in unconsolidated entities	978	—	—	978	5,868	—	—	5,868
Adjusted distributable earnings from investments in unconsolidated entities(5)	2,179	—	—	2,179	2,848	—	—	2,848
Total Adjusted Distributable Earnings	$45,840	$(3,010)	$(11,365)	$31,465	$44,930	$1,154	$(13,943)	$32,141
Dividends on preferred stock	—	—	5,980	5,980	—	—	5,980	5,980
Adjusted Distributable Earnings attributable to non-controlling interests	2,661	(12)	318	2,967	138	5	301	444
Adjusted Distributable Earnings Attributable to Common Stockholders	$43,179	$(2,998)	$(17,663)	$22,518	$44,792	$1,149	$(20,224)	$25,717
Adjusted Distributable Earnings Attributable to Common Stockholders, per share	$0.64	$(0.05)	$(0.26)	$0.33	$0.67	$0.02	$(0.30)	$0.38
(1)Includes realized (gains) losses on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), and foreign currency transactions which are components of Other Income (Loss) on the Condensed Consolidated Statement of Operations.
(2)Includes unrealized (gains) losses on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), borrowings carried at fair value, and foreign currency transactions which are components of Other Income (Loss) on the Condensed Consolidated Statement of Operations.
(3)Represents net change in fair value of HMBS MSR Equivalent and mortgage servicing rights related to reverse mortgage loans attributable to changes in market conditions and model assumptions. This adjustment also includes net (gains) losses on certain hedging instruments, which are components of realized and/or unrealized gains (losses) on financial derivatives, net on the Condensed Consolidated Statement of Operations.
(4)For the three-month period ended September 30, 2023, includes $0.4 million of expenses related to our pending merger with Arlington Asset Investment Corp., $1.0 million of expenses related to our previously announced merger with Great Ajax Corp. which was terminated in October 2023, $0.8 million of non-capitalized transaction costs, $0.3 million of non-cash equity compensation expense, and $0.9 million of various other expenses. For the three-month period ended June 30, 2023, includes $2.1 million of expenses related to our pending merger with Arlington Asset Investment Corp., $1.5 million of expenses related to our previously announced merger with Great Ajax Corp. which was terminated in October 2023, $0.9 million of non-capitalized transaction costs, $0.4 million of non-cash equity compensation expense, and $0.4 million of various other expenses.
(5)Includes net interest income and operating expenses for certain investments in unconsolidated entities.